FOR IMMEDIATE RELEASE	NR08-08

DYNEGY ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS

•	Quarterly results driven by:

	°	Higher volumes due to assets acquired in April 2007, partially offset by lower in-market availability in the Midwest and decreased spark spreads in the Northeast

	°	Stronger prices in key operating regions

•	30 percent increase in Adjusted EBITDA period-over-period, excluding mark-to-market losses of $284 million that were driven by rising forward power prices and resulted in GAAP net loss of $152 million

•	Company discloses new measures for 2008 guidance:

	°	$1,040 million of Adjusted EBITDA

	°	$595 million of Adjusted Cash Flow from Operations

	°	$185 million of Adjusted Free Cash Flow

HOUSTON (May 8, 2008) – Dynegy Inc. (NYSE: DYN) today announced Adjusted EBITDA of $238 million for the first quarter 2008, compared to $181 million for the first quarter 2007. The increase over the first quarter 2007 primarily resulted from the financial contribution of approximately 8,000 megawatts of operating assets acquired on April 2, 2007, which helped drive an overall 31 percent increase in volumes period-over-period. In addition, the company announced Adjusted Cash Flow from Operations of $165 million for the first quarter 2008, compared to $37 million for the first quarter 2007.

          On a GAAP basis, the company reported a net loss of $152 million or ($0.18) per diluted share for the first quarter 2008. This compares to net income of $14 million or $0.03 per diluted share for the first quarter 2007. The first quarter 2008 net loss was primarily driven by mark-to-market losses of $284 million, compared to mark-to-market losses of $23 million in the first quarter 2007. Market prices for power rose significantly during the first quarter 2008, which caused mark-to-market losses to be recorded on certain forward power sales.

          “Dynegy’s operating results during the first quarter demonstrated the value of a larger and more diverse power generation portfolio,” said Bruce A. Williamson, Chairman, President and Chief Executive

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Dynegy Announces First Quarter 2008 Financial Results
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Officer of Dynegy Inc. “Our fleet produced higher volumes period-over-period in a more cost-effective manner, which validates our strategy of increasing scale and scope without proportionate increases in costs.

          “The higher prices we are seeing in the forward markets, particularly in 2009 and beyond, reflect the overall tightening of electricity markets and rising energy commodity prices that set the marginal price in the marketplace,” Williamson added. “Therefore, our priorities remain centered on operating our plants well to serve our markets, while actively commercializing our expanded portfolio in a business environment that is marked by rising barriers to entry for new generation and a continued tightening of supply and demand.

          “The continuation of these market trends and the resulting forward price signals suggest that, over the long term, our diverse power generation fleet should provide us with commercial opportunities to capture higher margins, sales volumes and economic results,” said Williamson. “While these rising forward prices create mark-to-market impacts in the current period related to forward sales we have made, we believe our growth in Adjusted EBITDA period-over-period demonstrates the success of our strategies for expanding our portfolio and commercializing our assets. Our commercial strategy of selling the current year plus one to two additional years positions us to participate in the significant rise in power prices in 2009 and beyond.”

          A comparison of the company’s first quarter results period-over-period is set forth in the table below (in millions of dollars, except per share amounts). Additionally, today’s news release includes disclosure by Dynegy of certain non-GAAP financial measures that management uses to evaluate Dynegy’s business. Those measures include:

•

Adjusted EBITDA, which is EBITDA excluding (1) significant items such as discontinued operations and gains or losses on the sale of assets, and (2) the impact of mark-to-market changes in value of certain positions held by the power generation business;

•	Adjusted Cash Flow from Operations, which is cash flow from operations excluding cash payments on significant items; and

•	Adjusted Free Cash Flow, which is Adjusted Cash Flow from Operations, less maintenance and environmental capital expenditures.

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Dynegy Announces First Quarter 2008 Financial Results
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          Management believes the additional information provided by these financial measures will assist investors in evaluating the company’s financial results and the performance of its operating assets on an ongoing basis.

	Three Months Ended 03/31/2007	Three Months Ended 03/31/2008

	(unaudited)	(unaudited)

Net Income (Loss)	$14	$(152)
Add Back:
Income Tax Expense (Benefit)	5	(97)
Interest Expense	67	109
Depreciation and Amortization Expense	56	93

EBITDA	142	(47)
Plus / (Less):
Legal and Settlement Charges	17	—
EBITDA from Discontinued Operations	(1)	1
Mark-to-Market Losses, Net	23	284

Adjusted EBITDA	$181	$238

Basic earnings (loss) per share	$0.03	$(0.18)

Diluted earnings (loss) per share	$0.03	$(0.18)

Power Generation

          Adjusted EBITDA from the power generation segments was $249 million for the first quarter 2008, compared to $212 million for the first quarter 2007. Adjusted Cash Flow from Operations for generation was $236 million for the three months ended March 31, 2008, while maintenance and environmental capital expenditures were $17 million and $46 million, respectively. Adjusted Free Cash Flow from the power generation business was $173 million.

          Dynegy’s diversified power generation business includes three business segments: the Midwest, with approximately 9,300 megawatts of generation capacity; the West, with approximately 6,100 megawatts of generation capacity; and the Northeast, with approximately 3,800 megawatts of generation capacity. Major contributors to the company’s first quarter 2008 results included an overall 31 percent increase in volumes period-over-period. This increase in volumes was primarily related to the operating assets acquired in April 2007, partially offset by lower run-times in the Northeast caused by unfavorable weather and decreased spark spreads and in the Midwest caused by forced outages.

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Dynegy Announces First Quarter 2008 Financial Results
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The following factors influenced the quarter’s results:

•	Midwest – Higher outright prices; slightly higher volumes related to the 2007 acquisition of assets; two forced outages reduced coal fleet in-market availability to 82 percent.

•	West – Improved natural gas spark spreads and higher volumes related to the 2007 acquisition of assets.

•	Northeast – Lower fuel oil spreads and natural gas spark spreads, which resulted in reduced volumes.

          Please read the accompanying schedules to this news release for additional information.

Other

          Other primarily consists of results from the company’s former Customer Risk Management business and general and administrative expenses, partially offset by interest income. In Other, the company reported an $11 million Adjusted loss before interest, taxes and depreciation and amortization during the first quarter 2008, compared to an Adjusted loss of $31 million during the first quarter 2007. The reduced loss in the first quarter 2008 was primarily related to interest income from higher restricted cash balances, a release of a liability associated with a natural gas transportation contract and a release of a sales and use tax liability.

Consolidated Interest Expense and Taxes

          The company’s interest expense totaled $109 million for the first quarter 2008, compared to $67 million for the first quarter 2007. The higher interest expense incurred in the first quarter 2008 was primarily related to an increase in long-term debt outstanding as a result of the assumption and refinancing of project debt associated with the operating assets acquired on April 2, 2007, as well as the associated increase in the size and utilization of Dynegy’s corporate credit facilities.

          The first quarter 2008 income tax benefit from continuing operations was $96 million, compared to an income tax expense from continuing operations of $6 million for the first quarter 2007.

Liquidity

          As of March 31, 2008, Dynegy’s liquidity was approximately $1.5 billion. This consisted of $429 million in cash on hand and approximately $1.1 billion in unused availability under the company’s credit facility.

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     Cash Flow

          Adjusted Cash Flow from Operations totaled an inflow of $165 million for the three months ended March 31, 2008. This consisted of a cash inflow of $236 million from the power generation business, which was offset by outflows of $71 million in Other resulting primarily from interest payments and general and administrative expenses. The GAAP measure of Cash Flow from Operations for the three months ended March 31, 2008, was $146 million, which gives effect to legal and regulatory payments of $19 million.

          For the three months ended March 31, 2008, Dynegy’s Adjusted Free Cash Flow (Adjusted Cash Flow from Operations less outflow from maintenance and environmental capital expenditures) was an inflow of $99 million. Capital expenditures included maintenance and environmental capital expenditures of $20 million and $46 million, respectively.

          For the three months ended March 31, 2007, Dynegy’s Adjusted Free Cash Flow was an inflow of $4 million. This consisted of Adjusted Cash Flow from Operations of $37 million, offset by maintenance and environmental capital expenditures of $17 million and $16 million, respectively.

2008 Guidance Estimates

          Guidance estimates, which are set forth in terms of the non-GAAP financial measures presented for the first time today, would be comparable to the previous guidance presented on February 27, 2008, if so adjusted:

•	$1,040 million of Adjusted EBITDA

•	$595 million of Adjusted Cash Flow from Operations

•	$185 million of Adjusted Free Cash Flow

          Today’s 2008 estimates reflect quoted forward commodity price curves as of April 14, 2008. The new estimates also reflect assumptions regarding, among other things, sales volumes, fuel costs and other operational activities.

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Dynegy Announces First Quarter 2008 Financial Results
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Investor Conference Call/Web Cast

          Dynegy will discuss its first quarter 2008 financial results during an investor conference call and web cast today, May 8, 2008, at 10 a.m. ET/9 a.m. CT. Participants may access the web cast and the related presentation materials in the “Investor Relations” section of www.dynegy.com.

About Dynegy Inc.

          Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets. The company’s power generation portfolio consists of more than 19,000 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil. DYNC

Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning: Market trends including price signals, barriers to entry, tightening supply and demand and the opportunities that those may present; the effectiveness of Dynegy’s commercial strategies; changes in Dynegy’s runtimes and Dynegy’s overall plant operations; and Dynegy’s estimated financial results for 2008. Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings estimates and Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. While Dynegy would expect to update these estimates on a quarterly basis, it does not intend to update these estimates during any quarter because definitive information regarding its quarterly financial results is not available until after the books for the quarter have been closed. Accordingly, Dynegy expects to provide updates only after it has closed the books and reported the results for a particular quarter, or otherwise as may be required by applicable law.

Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Specifically, Dynegy cautions that: market fundamentals and trends may not be to Dynegy’s benefit or as Dynegy anticipates and may result in further mark-to market losses, narrowing spark spreads, decreased heat rates and weaker runtimes; the market fundamentals and regulatory construct may change such that barriers to entry are in fact lowered or Dynegy’s business prospects and financial results are otherwise negatively impacted; the slowing economy or an increase in available power may result in supply being higher than demand; Dynegy’s asset base may not perform at the level anticipated; changes in commodity prices for fuel and power may negatively impact Dynegy; our commercial strategy may worsen the mark-to-market impacts and result in a less efficient deployment of our resources; and uncertainties exist regarding environmental regulations, litigation and other legal, legislative or regulatory developments and their potential impacts on Dynegy’s businesses. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its Current Reports, which are available free of charge on the SEC’s web site at http://www.sec.gov. Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

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DYNEGY INC.
REPORTED UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended March 31,

	2008	2007

Revenues	$774	$505
Cost of sales	(680)	(240)
Operating and maintenance expense, exclusive of depreciation and amortization shown separately below	(112)	(79)
Depreciation and amortization expense	(93)	(52)
General and administrative expenses	(39)	(53)

Operating income (loss)	(150)	81

Losses from unconsolidated investments	(9)	—
Interest expense	(109)	(67)
Other income and expense, net	20	8

Income (loss) from continuing operations before income taxes	(248)	22

Income tax benefit (expense)	96	(6)

Income (loss) from continuing operations	(152)	16

Loss from discontinued operations, net of tax	—	(2)

Net income (loss)	$(152)	$14

Basic earnings (loss) per share:
Income (loss) from continuing operations (1)	$(0.18)	$0.03
Loss from discontinued operations	—	—

Basic earnings (loss) per share	$(0.18)	$0.03

Diluted earnings (loss) per share:
Income (loss) from continuing operations (1)	$(0.18)	$0.03
Loss from discontinued operations	—	—

Diluted earnings (loss) per share	$(0.18)	$0.03

Basic shares outstanding	836	496
Diluted shares outstanding	838	498

(1)

See “Reported Unaudited Basic and Diluted Earnings (Loss) Per Share From Continuing Operations” for a reconciliation of basic earnings (loss) per share from continuing operations to diluted earnings (loss) per share from continuing operations.

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DYNEGY INC.

REPORTED UNAUDITED BASIC AND DILUTED EARNINGS (LOSS) PER SHARE FROM
CONTINUING OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended March 31,

	2008	2007

Income (loss) from continuing operations for basic and diluted earnings (loss) per share	$(152)	$16

Basic weighted-average shares	836	496

Effect of dilutive securities:
Stock options and restricted stock	2	2

Diluted weighted-average shares	838	498

Earnings (loss) per share from continuing operations:
Basic	$(0.18)	$0.03

Diluted (1)	$(0.18)	$0.03

(1)

When an entity has a net loss from continuing operations, SFAS No. 128, “Earnings per Share,” prohibits the inclusion of potential common shares in the computation of diluted per-share amounts. Accordingly, we have utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for the three months ended March 31, 2008.

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DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2008
(UNAUDITED) (IN MILLIONS)

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Net loss					$(152)
Add Back:
Income tax benefit					(97)
Interest expense					109
Depreciation and amortization expense					93

EBITDA (1)	$(6)	$(28)	$(2)	$(11)	$(47)
Plus / (Less):
EBITDA from discontinued operations	—	1	—	—	1
Mark-to-market losses, net	193	47	44	—	284

Adjusted EBITDA (1)	$187	$20	$42	$(11)	$238

(1)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Consolidated EBITDA can be reconciled to Net income (loss) using the following calculation: Net income (loss) plus Income tax (benefit) expense, Interest expense and Depreciation and amortization expense. Management and some members of the investment community utilize EBITDA and Adjusted EBITDA to measure financial performance on an ongoing basis. However, EBITDA and Adjusted EBITDA should not be used in lieu of GAAP measures such as net income and cash flow from operations. A reconciliation of EBITDA to Operating loss by reportable segment is presented below.

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating loss	$(59)	$(46)	$(21)	$(24)	$(150)
Losses from unconsolidated investments	—	(5)	—	(4)	(9)
Other items, net	—	—	6	14	20
Add: Depreciation and amortization expense	53	24	13	3	93

EBITDA from continuing operations	(6)	(27)	(2)	(11)	(46)
EBITDA from discontinued operations (2)	—	(1)	—	—	(1)

EBITDA	$(6)	$(28)	$(2)	$(11)	$(47)

(2)	A reconciliation of EBITDA from discontinued operations to Loss from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations	$(1)
Income tax benefit from discontinued operations	1

Loss from discontinued operations, net of tax	$—

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DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2007
(UNAUDITED) (IN MILLIONS)

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Net Income					$14
Add Back:
Income tax expense					5
Interest expense					67
Depreciation and amortization expense					56

EBITDA (1)	$142	$—	$48	$(48)	$142
Plus / (Less):
Legal and settlement charges (3)	—	—	—	17	17
EBITDA from discontinued operations	—	(1)	—	—	(1)
Mark-to-market losses, net	19	2	2	—	23

Adjusted EBITDA (1)	$161	$1	$50	$(31)	$181

(1)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please see Reported Segmented Results of Operations for a definition. A reconciliation of EBITDA to Operating income (loss) by reportable segment is presented below.

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER (3)	Total

Operating income (loss)	$100	$(2)	$42	$(59)	$81
Other items, net	—	—	—	8	8
Add: Depreciation and amortization expense	42	1	6	3	52

EBITDA from continuing operations	142	(1)	48	(48)	141
EBITDA from discontinued operations (2)	—	1	—	—	1

EBITDA	$142	$—	$48	$(48)	$142

(2)	A reconciliation of EBITDA from discontinued operations to Loss from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations	$1
Depreciation and amortization expense from discontinued operations	(4)
Income tax benefit from discontinued operations	1

Loss from discontinued operations, net of tax	$(2)

(3)

Operating loss for Other includes a pre-tax loss of approximately $17 million ($11 million after-tax) related to legal and settlement charges. This loss is included in General and administrative expenses on our Reported Unaudited Condensed Consolidated Statements of Operations.

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DYNEGY INC.
SUMMARY CASH FLOW INFORMATION
(UNAUDITED) (IN MILLIONS)

	Three Months Ended March 31, 2008

	GEN	OTHER	Total

Adjusted EBITDA (1)	$249	$(11)	$238
Interest payments	—	(34)	(34)
Cash taxes	—	(10)	(10)
Collateral	(54)	—	(54)
Working capital / non-cash adjustments / other changes	41	(16)	25

Adjusted Cash Flow from Operations (2)	236	(71)	165
Maintenance capital expenditures	(17)	(3)	(20)
Environmental capital expenditures	(46)	—	(46)

Adjusted Free Cash Flow (3)	$173	$(74)	$99

	Three Months Ended March 31, 2007

	GEN	OTHER	Total

Adjusted EBITDA (1)	$212	$(31)	$181
Interest payments	—	(44)	(44)
Cash taxes	—	(4)	(4)
Collateral	(48)	2	(46)
Working capital / non-cash adjustments / other changes	(24)	(26)	(50)

Adjusted Cash Flow from Operations (2)	140	(103)	37
Maintenance capital expenditures	(14)	(3)	(17)
Environmental capital expenditures	(16)	—	(16)

Adjusted Free Cash Flow (3)	$110	$(106)	$4

(1)	Adjusted EBITDA is a non-GAAP financial measure. See Reported Segmented Results of Operations for a reconciliation.

(2)

Adjusted Cash Flow from Operations is a non-GAAP financial measure. Adjusted Cash Flow from Operations can be reconciled to Cash Flow from Operations by adding legal and regulatory receipts (payments) as summarized in the reconciliation below. We use Adjusted Cash Flow from Operations to measure the cash generating ability of our operating asset-based energy business. Adjusted Cash Flow from Operations should not be used in lieu of GAAP measures with respect to cash flows and should not be interpreted as available for discretionary expenditures, as mandatory expenditures such as debt obligations are not deducted from the measure.

	Three Months Ended March 31, 2008

	GEN	OTHER	Total

Adjusted Cash Flow from Operations	$236	$(71)	$165
Legal and regulatory payments	(2)	(17)	(19)

Cash Flow from Operations	$234	$(88)	$146

	Three Months Ended March 31, 2007

	GEN	OTHER	Total

Adjusted Cash Flow from Operations	$140	$(103)	$37
Legal and regulatory receipts (payments)	—	7	7

Cash Flow from Operations	$140	$(96)	$44

(3)

Adjusted Free Cash Flow is a non-GAAP financial measure. Adjusted Free Cash Flow can be reconciled to Adjusted Cash Flow from Operations using the following calculation: Adjusted Cash Flow from Operations minus maintenance capital expenditures minus environmental capital expenditures equals Adjusted Free Cash Flow. We use Adjusted Free Cash Flow to measure the cash generating ability of our operating asset-based energy business relative to our capital expenditure obligations. Adjusted Free Cash Flow should not be used in lieu of GAAP measures with respect to cash flows and should not be interpreted as available for discretionary expenditures, as mandatory expenditures such as debt obligations are not deducted from the measure.

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DYNEGY INC.
OPERATING DATA

	Three Months Ended March 31,

	2008	2007

GEN - MW
Million Megawatt Hours Generated	5.9	5.7
In Market Availability for Coal Fired Facilities (1)	82%	89%
Average Capacity Factor for Combined Cycle Facilities (2)	10%	—
Average Actual On-Peak Market Power Prices ($/MWh) (3):
Cinergy (Cin Hub)	$68	$56
Commonwealth Edison (NI Hub)	$68	$54
PJM West	$79	$65
Average Market Spark Spreads ($/MWh) (4):
PJM West	$9	$6

GEN - WE
Million Megawatt Hours Generated (5) (6)	2.4	0.1
Average Capacity Factor for Combined Cycle Facilities (2)	37%	—
Average Actual On-Peak Market Power Prices ($/MWh) (3):
North Path 15 (NP 15)	$80	$60
Palo Verde	$70	$55
Average Market Spark Spreads ($/MWh) (4):
North Path 15 (NP 15)	$18	$8
Palo Verde	$9	$5

GEN - NE
Million Megawatt Hours Generated	1.9	2.0
In Market Availability for Coal Fired Facilities (1)	94%	89%
Average Capacity Factor for Combined Cycle Facilities (2)	24%	30%
Average Actual On-Peak Market Power Prices ($/MWh) (3):
New York - Zone G	$97	$85
New York - Zone A	$68	$63
Mass Hub	$90	$80
Average Market Spark Spreads ($/MWh) (4):
New York - Zone A	$4	$11
Mass Hub	$19	$20
Fuel Oil	$(35)	$9

Average Natural Gas Price - Henry Hub ($/MMBtu) (7)	$8.58	$7.16

(1)	Reflects the percentage of generation available during periods when market prices are such that these units could be profitably dispatched.

(2)	Reflects actual production as a percentage of available capacity.

(3)	Reflects the average of day-ahead quoted prices for the periods presented and does not necessarily reflect prices realized by the Company.

(4)

Reflects the simple average of the spark spread available to a 7.0 MMBtu / MWh heat rate generator selling power at day-ahead prices and buying delivered natural gas or fuel oil at a daily cash market price and does not reflect spark spreads available to the Company.

(5)	Includes our ownership percentage in the MWh generated by our GEN-WE investment in the Black Mountain Power Generation Facility for the three months ended March 31, 2008 and 2007, respectively.

(6)

Excludes approximately 0.7 million MWh generated for our CoGen Lyondell Power Generation Facility, which we sold in August 2007, for the three months ended March 31, 2007 and less than 0.1 million MWh generated by our Calcasieu Power Generation Facility, which we sold on March 31, 2008, for the three month periods ended March 31, 2008 and 2007, respectively.

(7)	Reflects the average of daily quoted prices for the periods presented and does not reflect costs incurred by the Company.

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DYNEGY INC.
2008 EARNINGS ESTIMATES (1)
(IN MILLIONS)

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	Total GEN	OTHER	Total

Net Income						$120
Add Back:
Income Tax Expense						80
Interest Expense						430
Depreciation and Amortization Expense						380

EBITDA (2)	$810	$185	$165	$1,160	$(150)	$1,010
Plus / (Less):
Mark-to-market	10	(5)	25	30	—	30

Adjusted EBITDA (2)	$820	$180	$190	$1,190	$(150)	$1,040

2008 CASH FLOW ESTIMATES (1)
(IN MILLIONS)

	GEN	OTHER	Total

Adjusted EBITDA (2)	$1,190	$(150)	$1,040
Cash Interest Payments	—	(430)	(430)
Cash Tax Payments	—	(15)	(15)
Collateral	(15)	—	(15)
Working Capital / Other Changes	(25)	40	15

Adjusted Cash Flow from Operations (3)	1,150	(555)	595
Adjusted Maintenance Capital Expenditures	(175)	(20)	(195)
Environmental Capital Expenditures	(215)	—	(215)

Adjusted Free Cash Flow (4)	$760	$(575)	$185

(1)

2008 estimates are based on quoted forward commodity price curves as of 4/14/08. Actual results may vary materially from these estimates based on changes in commodity prices, among other things, including operational activities, legal settlements, financing or investing activities and other uncertain or unplanned items. Reduced 2008 and forward EBITDA or free cash flow could result from potential divestitures of (a) non-core assets where the earnings potential is limited, or (b) assets where the value that can be captured through a divestiture is believed to outweigh the benefits of continuing to own or operate such assets. Divestitures could also result in impairment charges.

(2)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please see reported segmented results of operations at March 31, 2008 for a definition. A reconciliation of EBITDA to Operating income (loss) by reportable segment is presented below.

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	Total GEN	OTHER	Total

Operating income (loss)	$600	$80	$110	$790	$(200)	$590
Losses from unconsolidated investments	—	—	—	—	(25)	(25)
Other items, net	—	—	—	—	65	65
Add: Depreciation and amortization expense	210	105	55	370	10	380

EBITDA	$810	$185	$165	$1,160	$(150)	$1,010

(3)	Adjusted Cash Flow from Operations is a non-GAAP financial measure. Please see Summary Cash Flow Information for a definition.

	GEN	OTHER	Total

Adjusted Cash Flow from Operations	$1,150	$(555)	$595
Legal and regulatory	(10)	(15)	(25)

Cash Flow from Operations	$1,140	$(570)	$570

(4)	Adjusted Free Cash Flow is a non-GAAP financial measure. Please see Summary Cash Flow Information for a definition.

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